UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On May 24, 2013, Ecosphere Technologies, Inc. (“ETI”) sold 12% of Ecosphere Energy Services, LLC (“EES”) to Fidelity National Financial, Inc. (“FNF”), an existing EES member, for $6 million under a Unit Purchase Agreement (the “Agreement”). In consideration for facilitating the transaction, ETI transferred an additional 1.5% interest of EES to an existing EES member. As a result, ETI and FNF now own 39% and 31% of EES, respectively. Additionally, for a 90-day period, FNF has the option to purchase an additional 8% of EES from ETI for $4 million. In 2012, EES unaudited revenues and net income were approximately $11.7 and $3.8 million, respectively.

ETI and EES also entered into a Master Manufacturing Agreement which provides for ETI to be the exclusive manufacturer of all equipment and products for EES that use ETI’s water treatment technologies, for energy applications as required by EES for a two-year period. ETI and the other EES members also entered into a Second Amended and Restated Limited liability Company Agreement. Copies of these agreements and the Unit Purchase Agreement with FNF will be filed as exhibits to the Form 10-Q for the period ended June 30, 2013.

Effective May 24, 2013, ETI will account for its investment in EES using the equity method of accounting.  The following unaudited pro-forma presentation reflects ETI’s condensed balance sheet as of March 31, 2013 as if the FNF transaction and corresponding deconsolidation and equity method accounting occurred on March 31, 2013:

Ecosphere Technologies, Inc.

Condensed Pro Forma Balance Sheet

	March 31,			March 31,
	2013			2013
	(Unaudited)	Pro Forma		(Unaudited)
	As Reported	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$433,694	4,496,201	1,2	$4,929,895
Other current assets	4,664,459	(705,358)	1	3,959,101
Total current assets	5,098,153			8,888,996
Investment in EES	—	19,546,600	3	19,546,600
Property, plant and equipment, net	4,262,338	(4,144,896)	1	117,442
Other assets	163,933	(4,200)	1	159,733
Total Assets	$9,524,424			$28,712,771

Liabilities, Redeemable Convertible Cumulative Preferred Stock and Stockholders' Equity (Deficit)

Current liabilities	$5,670,647	(166,009)	1	$5,504,638
Long Term Liabilities	648,640	(7,743)	1	640,897
Total liabilities	6,319,287			6,145,535

Redeemable convertible cumulative preferred stock	3,658,461			3,658,461

Stockholders' Equity (Deficit)	(453,324)	19,362,099	4,5	18,908,775

Total Liabilities, Redeemable Convertible Cumulative Preferred Stock and Stockholders' Equity (Deficit)	$9,524,424			$28,712,771

———————

Represents reduction of assets and liabilities for carrying amounts on EES on March 31, 2013.

Represents cash proceeds of $6 million from sale of 12% interest in EES, less cash payment from proceeds to EES to settle amounts due, less $150,000 broker fee paid to Ladenburg Thalmann & Co.

Represents the fair value of ETI’s 39.1% retained interest in EES.

4

Gain on deconsolidation.

5

Removal on non-controlling interest as of March 31, 2013.

The full pro forma March 31, 2013 balance sheet is attached as Exhibit 99.1 and should be reviewed by investors.

Item 9.01.

Financial Statements and Exhibits.

(b) Pro forma financial information.

Exhibit.

99.1

Pro forma financial statements as of March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: May 31, 2013